Exhibit 21.1
Danaher Corporation Subsidiaries of the Registrant
Name	Jurisdiction of Organization
AB Sciex Finance B.V.	Netherlands
AB Sciex LLC	Delaware
AB Sciex Pte. Ltd.	Singapore
Abcam Limited	United Kingdom
Alaska Blocker Corp.	Delaware
Aldevron LLC	North Dakota
BC Distribution B.V.	Netherlands
Beckman Coulter Biomedical GmbH	Germany
Beckman Coulter Biotechnology (Suzhou) Co., Ltd.	China
Beckman Coulter Canada LP	Canada
Beckman Coulter Commercial Enterprise (China) Co., Ltd.	China
Beckman Coulter de Mexico, S.A. de C.V.	Mexico
Beckman Coulter France S.A.S.	France
Beckman Coulter Genomics Inc.	Delaware
Beckman Coulter GmbH	Germany
Beckman Coulter GmbH	Germany
Beckman Coulter Hong Kong Limited	Hong Kong
Beckman Coulter, Inc.	Delaware
Beckman Coulter India Private Limited	India
Beckman Coulter International S.A.	Switzerland
Beckman Coulter International Trading (Shanghai) Co., Ltd.	China
Beckman Coulter Ireland Inc.	Ireland
Beckman Coulter K.K.	Japan
Beckman Coulter Laboratory Systems (Suzhou) Co. Ltd.	China
Beckman Coulter Limited Liability Company	Russian Federation
Beckman Coulter Nederland B.V.	Netherlands
Beckman Coulter, S.L.U.	Spain
Beckman Coulter Srl	Italy
Beckman Coulter United Kingdom Limited	United Kingdom
Biacore International AB	Sweden
Biosafe SA	Switzerland
Bison Holdco, LLC	Delaware
Cepheid	California
Cepheid AB	Sweden
Cepheid Europe SAS	France
Cepheid GmbH	Germany
Cepheid HBDC SAS	France
Cepheid India Private Limited	India
CEVEC Pharmaceuticals GmbH	Germany
Cytiva BioProcess R&D AB	Sweden
Cytiva Biotechnology (Guangzhou) Co., Ltd.	China
Cytiva Denmark Manufacturing ApS	Denmark
Cytiva Europe GmbH	Germany
Cytiva Italy SRL	Italy
Cytiva Sweden AB	Sweden
Cytiva US LLC	Delaware
Danaher China Holdings Limited	Hong Kong

Danaher Malta Limited	Malta
Danaher Medical ApS	Denmark
Danaher Tax Administration ApS	Denmark
Devicor Medical Products, Inc.	Delaware
DH Europe Finance II Sarl	Luxembourg
DH Europe Finance S.à.r.l.	Luxembourg
DH Holdings Corp.	Delaware
DH Holdings Germany LLC	Delaware
DH Holdings Italia S.r.l.	Italy
DH Japan Finance S.à.r.l.	Luxembourg
DH Life Sciences LLC	Delaware
DH Technologies Development Pte Ltd.	Singapore
DHKAB Company AB	Sweden
Diadem Holdco Limited	United Kingdom
DTIL Ireland Holdings Ltd.	Ireland
FJ 900, Inc.	Delaware
Gilzoni Limited	United Kingdom
Global Life Sciences Solutions Australia Pty Ltd	Australia
Global Life Sciences Solutions Canada ULC	Canada
Global Life Sciences Solutions Germany GmbH	Germany
Global Life Sciences Solutions Korea Limited	Korea, Republic of
Global Life Sciences Solutions Operations UK Ltd.	United Kingdom
Global Life Sciences Solutions Singapore Pte. Ltd.	Singapore
Global Life Sciences Solutions USA LLC	Delaware
Global Life Sciences Technologies (Shanghai) Co., Ltd.	China
Global Life Sciences Technologies Japan K.K.	Japan
GLS Sweden Holdings AB	Sweden
HLHG GmbH	Germany
HemoCue AB	Sweden
HyClone Laboratories, LLC	Delaware
ID Business Solutions Limited	United Kingdom
InSilixa, Inc.	Delaware
Intabio, LLC	Delaware
Integrated DNA Technologies, B.V.	Belgium
Integrated DNA Technologies, Inc.	Delaware
Iris International, Inc.	Delaware
Labcyte Inc.	Delaware
Launchchange Operations Limited	United Kingdom
Leica Biosystems Imaging, Inc.	Delaware
Leica Biosystems Melbourne Pty Ltd	Australia
Leica Biosystems Newcastle Limited	United Kingdom
Leica Biosystems Nussloch GmbH	Germany
Leica Biosystems Richmond, Inc.	Illinois
Leica Instruments (Singapore) Pte Limited	Singapore
Leica Microsystems (Schweiz) AG	Switzerland
Leica Microsystems (UK) Limited	United Kingdom
Leica Microsystems Cambridge Limited	United Kingdom
Leica Microsystems CMS GmbH	Germany
Leica Microsystems Inc.	Delaware
Leica Microsystems IR GmbH	Germany

Leica Microsystems (Shanghai) Trading Co., Ltd.	China
Leica Mikrosysteme GmbH	Austria
Leica Mikrosysteme Vertrieb GmbH	Germany
Life Sciences Holdings France SAS	France
Life Sciences IP Holdings Corp	Delaware
Molecular Devices, LLC	Delaware
Nihon Pall Ltd.	Japan
Pall (Canada) ULC	Canada
Pall (China) Co., Ltd.	China
Pall (Schweiz) GmbH	Switzerland
Pall Aeropower Corporation	Delaware
Pall Austria Filter Ges.m.b.h.	Austria
Pall Corporation	New York
Pall Europe Limited	United Kingdom
Pall Filtersystems GmbH	Germany
Pall Filtration Pte Ltd	Singapore
Pall France SAS	France
Pall GmbH	Germany
Pall International SARL	Switzerland
Pall Korea Ltd	Korea, Republic of
Pall Life Sciences Belgium BV	Belgium
Pall Life Sciences Puerto Rico, LLC	Puerto Rico
Pall Manufacturing UK Limited	United Kingdom
Pall Medistad B.V.	Netherlands
Pall Netherlands B.V.	Netherlands
Pall Norden AB	Sweden
Pall Sarl	Sweden
Pall SAS	France
Pall Singapore Taiwan Holding Company Pte Ltd	Singapore
Pall Technology UK Limited	United Kingdom
Phenomenex, Inc.	California
Precision Nanosystems ULC	Canada
QHC Ireland Finance Limited	Ireland
Radiometer Medical ApS	Denmark
Radiometer Medical Equipment (Shanghai) Co. Ltd.	China
Radiometer Turku Oy	Finland
Shanghai AB Sciex Analytical Instrument Trading Co., Ltd.	China
Vanrx Pharmasystems Inc.	Canada